UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 26, 2010

MATTEL, INC.

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File. No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

On February 26, 2010, pursuant to the Mattel, Inc. (“Mattel”) Guidelines Concerning Rule 10b5-1(c) Individual Trading Plans (the “Guidelines”), Bryan G. Stockton, President, International of Mattel entered into a Rule 10b5-1(c) trading plan (the “Plan”) with a broker to sell up to 45,000 shares of Mattel stock to be acquired upon the exercise of employee stock options (the “Options”). The Options were granted to Mr. Stockton in 2000 and have a 10-year term that will expire on November 7, 2010.

In accordance with Mattel’s Guidelines, the first sales under the Plan may not take place until March 29, 2010, which is the first business day that is at least 30 days after the date upon which Mr. Stockton adopted the Plan. Mr. Stockton may sell shares of Mattel stock under the Plan through the close of trading on November 5, 2010, at which time the Plan will terminate.

As previously disclosed, Mr. Stockton adopted a prior Rule 10b5-1(c) trading plan on May 29, 2009 that terminated by its terms on January 29, 2010. The 45,000 shares of Mattel stock included in the Plan were included in Mr. Stockton’s prior Rule 10b5-1(c) trading plan and remained unsold as of the termination of the prior plan.

Transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with Mattel’s Guidelines. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/S/ ROBERT NORMILE
Robert Normile
Senior Vice President, General Counsel and Secretary

Dated: March 1, 2010

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